Exhibit No. 32(b)
Certification of Chief Financial Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Michael C. Greiner, Chief Financial Officer of Avanos Medical, Inc., certify that, to my knowledge:
(1)the Form 10-K, filed with the Securities and Exchange Commission on February 21, 2024 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Avanos Medical, Inc.

February 21, 2024	/s/ Michael C. Greiner
Michael C. Greiner Senior Vice President, Chief Financial Officer and Chief Transformation Officer (principal financial officer)